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                                                                     EXHIBIT 2.8

                         AGREEMENT AND PLAN OF MERGER



                                BY AND BETWEEN



                              IXL HOLDINGS, INC.,


                           IXL MERGER CORP. II, INC.


                           THE WHITLEY GROUP, INC.,


                                      AND


                              WILLIAM C. WHITLEY



                           DATED AS OF APRIL 4, 1997
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                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER is entered into this 4th day of April, 1997, by and between THE WHITLEY GROUP, INC., a North Carolina corporation ("TWG"), IXL HOLDINGS, INC., a Delaware corporation ("Parent"), IXL MERGER CORP. II, INC., a Delaware corporation, or its successors or assigns ("Sub"), and WILLIAM C. WHITLEY, a North Carolina resident, (the "TWG Shareholder").


                               R E C I T A L S:
                               - - - - - - - -

          A. TWG is engaged in the business of creating multimedia presentations for third parties (the "TWG Business").

          B. TWG and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein (the "Merger").

          C. The TWG Shareholder owns 100% of the issued and outstanding capital stock of TWG (the "TWG Stock").

          D. The respective Boards of Directors and stockholders of Parent, Sub and TWG have approved the Merger, upon the terms and subject to the conditions set forth herein.

          E. The parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


          NOW, THEREFORE, in consideration of the mutual covenants, benefits, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  THE MERGER

          1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3 hereof), (a) TWG shall be merged with and into Sub, (b) the separate existence of TWG shall cease, and (c) Sub shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name IXL Charlotte, Inc. For purposes of this Agreement, Sub shall be referred to, for the period commencing on the Effective Time, as the "Surviving Corporation".
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          1.2  CLOSING.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
     Section 9.1 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at the offices of Minkin & Snyder, A Professional Corporation, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305, at such date, time and place as are agreed to in writing by the parties hereto (the "Closing Date").

          1.3 EFFECTIVE TIME OF THE MERGER. As soon as practicable on the Closing Date, the parties hereto shall cause (a) a certificate of merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of the State of Delaware (the "Certificate of Merger") in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"); and (b) articles of merger (the "Articles of Merger") to be filed with the office of the Secretary of State of the State of North Carolina in accordance with the provisions of the North Carolina Business Corporation Act, as amended (the "NBCA"). When used in this Agreement, the term "Effective Time" shall mean the time when both the Certificate of Merger and the Articles of Merger have been accepted for filing by the Secretary of State of the State of Delaware and North Carolina, respectively, or such time as otherwise specified in the Certificate of Merger and the Articles of Merger.

          1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and NBCA. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of this Agreement, the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.


                                  ARTICLE II

                           THE SURVIVING CORPORATION

          2.1 CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of Sub, a form of which is attached hereto as
     Schedule 2.1, shall be the Certificate of Incorporation of the Surviving
     ------------
     Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

          2.2 BYLAWS. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          2.3 BOARD OF DIRECTORS; OFFICERS. The Board of Directors and officers of Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             CONVERSION OF SHARES


          3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of TWG or
     Sub:


               (a) All shares of TWG Stock owned by TWG shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;


               (b) Each issued and outstanding share of TWG Stock (other than any Dissenting Shares, as defined in Section 3.2 hereof) shall be converted into, and become exchangeable for, (i) 4.544 shares of validly issued, fully paid and nonassessable Class B Common Stock of Parent, $.01 par value (the "Parent Stock"), and, (ii) $82.047 in cash.


               (c) Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          3.2 DISSENTING SHARES. Notwithstanding any provisions of this Agreement to the contrary, any shares of TWG Stock held by a Dissenting Shareholder (as hereinafter defined) shall not be canceled as described in
     Section 3.1(b) hereof, but instead shall be converted into the right to receive the consideration due a Dissenting Shareholder pursuant to the DGCL or the NBCA, as applicable; provided, however, that if, after the Effective
                                 --------  -------
     Time, a Dissenting Shareholder shall withdraw his demand or otherwise lose his right for appraisal under the terms of the DGCL or the NBCA, as applicable, the TWG Stock held by such Dissenting Shareholder (the "Dissenting Shares") shall be deemed to be canceled as of the Effective Time in accordance with the provisions of Section 3.1 hereof. TWG shall give Parent prompt notice of any written demands for appraisal of shares of TWG Stock, and the opportunity to direct all negotiations and proceedings with respect to any such demands. Without the prior written consent of Parent, TWG shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. For purposes of this Agreement, the term "Dissenting Shareholder" shall mean a TWG Shareholder who (a) objects to the Merger; and (b) complies with the applicable provisions of the DGCL and NBCA concerning dissenter's rights.

          3.3 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing TWG Stock shall cease to have any rights as stockholders of TWG, except as provided herein or by law.

          3.4 CLOSING OF THE TWG'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of TWG shall be closed and no transfer of TWG Stock shall be made thereafter. If after the Effective Time, certificates for TWG Stock are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for an amount of Parent Stock as set forth in Section 3.1 hereof, subject to applicable law in the case of Dissenting Shares.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF TWG

          TWG and the TWG Shareholder, jointly and severally, represent and warrant to Parent and Sub, which representations and warranties shall survive the Closing in accordance with Section 10.1 of this Agreement, as follows:

          4.1 ORGANIZATION AND QUALIFICATION. TWG is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. TWG has the requisite corporate power and authority to carry on the Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Articles of Incorporation and Bylaws of TWG as in effect on the date hereof are attached as Schedule 4.1 hereto.
                                                         ------------
     The minute book of TWG, a true and complete copy of which has been delivered to Parent, (a) accurately reflects all action taken by the directors and shareholders of TWG at meetings of TWG's Board of Directors or shareholders, as the case may be; and (b) except as set forth on
     Schedule 4.1, contains true and complete copies of, or originals of, the
     ------------
     respective minutes of all meetings or consent actions of the directors or shareholders.

          4.2 AUTHORITY. TWG has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by TWG have been duly and validly authorized and approved by TWG's Board of Directors and the TWG Shareholder, and no other corporate or shareholder proceedings on the part of TWG, its Board of Directors or the TWG Shareholder is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TWG and each TWG Shareholder, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of TWG and each TWG Shareholder, enforceable against TWG and each TWG Shareholder in accordance with its respective terms.

          4.3  CAPITALIZATION.

               (a) The authorized capital stock of TWG consists of 100,000 shares of common stock, $1.00 par value, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding securities of TWG were issued in accordance with applicable federal and state securities laws. There are no classes of or series of capital stock of TWG outstanding other than the TWG Stock, and except as set forth on
     Schedule 4.3 hereto, no options, warrants, calls, agreements, commitments
     ------------
     or other rights presently outstanding that would obligate TWG or the TWG Shareholder to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, TWG has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in TWG under ordinary circumstances.

               (b) All of the issued and outstanding shares of capital stock of TWG are validly issued, fully paid and nonassessable and owned by the TWG Shareholder, free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxies or other voting agreements, or encumbrance of any kind or nature (any of the foregoing, a "Lien").

          4.4 SUBSIDIARIES. TWG has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any corporation, partnership, limited liability company, joint venture, association or other business entity.

          4.5 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 4.5 hereto, none of the execution and delivery of this
         ------------
     Agreement by TWG or the TWG Shareholder, the consummation by TWG and the TWG Shareholder of the transactions contemplated hereby or compliance by TWG with any of the provisions hereof will:

               (a) conflict with or violate the Articles of Incorporation or Bylaws of TWG;

               (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to TWG or the TWG Shareholder, or by which TWG or its properties or assets may be bound or affected;

               (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which TWG is a party or by which TWG or its properties may be bound or affected (collectively, for purposes of this Section 4.5, a "TWG Agreement");

               (d) result in the creation of any Lien on any of the property or assets of TWG; or

               (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent"), of (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"), except for the filing of the Certificates of Merger pursuant to the DGCL and NBCA; or (ii) any other individual, corporation, trust, partnership, limited liability company or other entity (collectively, a "Person") pursuant to any TWG Agreement.

          4.6 FINANCIAL STATEMENTS. TWG has heretofore furnished Parent with a true and complete copy of (a) the unaudited financial statements of TWG for the period ending December 31, 1995; (b) the unaudited financial statements of TWG for the period ending December 31, 1996; and (c) the unaudited financial statements of TWG for the period ending February 28,

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     1997, a copy of each of which is attached hereto as Schedule 4.6
                                                         ------------
     (collectively herein referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and, for the unaudited financial statements for the period ending February 28, 1997, normal year-end adjustments) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of TWG as of the dates, and during the periods, indicated therein.

          4.7  ABSENCE OF CHANGES.  Except as provided in Schedule 4.7 hereto
                                                           ------------
     and except as contemplated by this Agreement, since December 31, 1996, (a) TWG has not entered into any transaction that was not in the ordinary course of business; (b) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material assets or properties of TWG; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of TWG in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any shares of the capital stock of TWG; (d) there has been no declaration, payment, or commitment for the payment, by TWG, of a bonus or other additional salary, compensation, or benefit to any employee of TWG that was not in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debts to or claims by TWG, or waiver of any rights of TWG, in each case having a value in excess of $10,000; (f) there have been no capital expenditures in excess of $10,000 for any single item, or $25,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any assets of TWG (other than TWG Accounts Receivable (as defined in Section 4.26 hereof) written down in the ordinary course of business that are not in excess of $10,000 for any single TWG Account Receivable and $25,000 in the aggregate); (h) there has been no material damage, destruction or loss of physical property (whether or not covered by insurance) adversely affecting the TWG Business or the operations of TWG;
     (i) there has been no loan by TWG, or guaranty by TWG of any loan, to any employee of TWG or to any Person related to the TWG Business; (j) TWG has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of TWG; (k) there has been no termination or resignation of any key employee or officer of TWG, and neither TWG nor the TWG Shareholder is aware of any such termination or resignation that is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the TWG Business, to which TWG is a party or by which it is bound, except in the ordinary course of business, or except as expressly contemplated by this Agreement; (m) TWG has not failed to satisfy any of its debts, obligations or liabilities related to the TWG Business or the assets of TWG as the same become due and owing (except for TWG Accounts Payable (as defined in Section 4.27 hereof), payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by TWG to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially affecting the assets, Business or financial condition of TWG.

          4.8  UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 4.8
                                                                 ------------
     hereto, neither TWG nor the TWG Business has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any

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     governmental charges or penalty, interest or fines, except (a) liabilities not in excess of $50,000 (whether individually or in the aggregate) incurred in the ordinary course of business after December 31, 1996; (b) liabilities reflected on the TWG Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

          4.9   TITLE TO PROPERTIES.  Except as set forth on Schedule 4.9
                                                             ------------
     hereto, TWG has good and marketable title to all property and assets used in the TWG Business (other than TWG Real Property (as defined in Section
     4.12 hereof)), and good title to all of its leasehold interests, in each case, free and clear of any and all Liens other than liens for taxes not yet due and payable.

          4.10  EQUIPMENT.  Schedule 4.10 hereto sets forth a true and correct
                            -------------
     list as of January 2, 1996 (and a summary of tangible assets purchased since such date) of all items of tangible personal property (including, without limitation, computer hardware) necessary for or used in the operation of the TWG Business in the manner in which it has been and is now operated by TWG ("the TWG Equipment"), except for personal property having a net book value of less than $1,000. Except as set forth on Schedule 4.10,
                                                                  -------------
     each material item of TWG Equipment is in good condition and repair, ordinary wear and tear excepted.

          4.11  INTELLECTUAL PROPERTY.

                (a)  Schedule 4.11(a) hereto sets forth a list, by trade name or
                     ----------------
     other commonly used description, of all material proprietary technology, trade secrets, know-how, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, and other intellectual property rights used by TWG in the conduct of the TWG Business (collectively, "TWG Intellectual Property Rights"). No material intangible property is required for the conduct of the TWG Business as it has been and is currently being conducted other than the TWG Intellectual Property Rights. TWG owns, or is validly licensed or otherwise has the right to use or exploit, all TWG Intellectual Property Rights, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of TWG and the TWG Shareholder, threatened, that TWG is infringing or otherwise adversely affecting the rights of any Person with regard to any TWG Intellectual Property Right. TWG has used commercially reasonable efforts to protect the TWG Intellectual Property Rights, and, to the knowledge of TWG and the TWG Shareholder, no Person is infringing the rights of TWG with respect to any TWG Intellectual Property Right. To the knowledge of TWG and the TWG Shareholder, neither TWG nor any employee, agent or independent contractor of TWG has used, appropriated or disclosed, directly or indirectly, any trade secrets or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person. To the knowledge of TWG and the TWG Shareholder, use of the name "The Whitley Group" does not infringe upon the rights of any Person.

                (b)  Schedule 4.11(b) hereto sets forth a list and a brief
                     ----------------
     description of all material computer software used by TWG in the conduct of the TWG Business (the "TWG Software"). TWG currently licenses, or otherwise has the legal right to use, all of the TWG Software (including any upgrades, alterations or enhancements with respect thereto), and all of the TWG Software is being used in compliance with any applicable licenses or other agreements. No material computer software other than the TWG Software is required for the conduct of the TWG Business as it has been and is currently being conducted.

          4.12  REAL PROPERTY.  Except as set forth on Schedule 4.12 hereto:
                                                        -------------

                (a) TWG has good and insurable leasehold interest in all real property (including all buildings, improvements and fixtures thereon) used in the operation of the TWG Business (the "TWG Real Property"). TWG owns no real property. Except for liens for current taxes not yet due and the items set forth on Schedule 4.12, there are no Liens on TWG's interest in any of
                  -------------
     the TWG Real Property.

                (b) There are no parties in possession of any portion of the TWG Real Property other than TWG, whether as sublessees, subtenants at will, trespassers or otherwise.

                (c) There are water, sewer, gas and electrical lines presently in existence on the TWG Real Property that are sufficient to service adequately the operations of the TWG Business as presently operated in each building located on the TWG Real Property.

                (d) To the knowledge of TWG and the TWG Shareholder, there is no pending or threatened condemnation or similar proceeding affecting the TWG Real Property or any portion thereof, and, to the knowledge of TWG and the TWG Shareholder, no such action is presently contemplated.

                (e) To the knowledge of TWG and the TWG Shareholder, there are no laws, ordinances, restrictions, judicial or administrative actions, actions by adjacent landowners, or natural or artificial conditions upon the TWG Real Property, or any other fact or condition, that would have a material adverse effect upon the use of the TWG Real Property for the operation of the TWG Business.

                (f) To the knowledge of TWG and the TWG Shareholder, TWG's use, operation and maintenance of the TWG Real Property does not violate any restrictive covenants affecting the TWG Real Property, or any zoning, building or other federal, state or municipal law, ordinance, regulation or restriction.

                (g) To the knowledge of TWG and the TWG Shareholder, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity, that would require, under the provisions of any of the TWG Leases (as hereinafter defined), any material expenditure by TWG to modify or improve any of the TWG Real Property to bring it into compliance therewith.

                (h) To the knowledge of TWG and the TWG Shareholder, there are no structural, or material electrical, mechanical, plumbing, or other defects in the buildings located on the TWG Real Property and the buildings thereon are free from leaks.

          4.13  LEASES.  Schedule 4.13 hereto sets forth a list of all leases
                         -------------
     pursuant to which TWG leases, as lessor or lessee, real or personal property used in operating the TWG Business or otherwise (the "TWG Leases"). Copies of the TWG Leases, which have previously been provided to Parent, are true and complete copies thereof. All of the TWG Leases are valid, binding and enforceable in accordance with their respective terms, and there is not under any such TWG Lease any existing default by TWG, or, to the knowledge of TWG and the TWG Shareholder, by any other party thereto, or any condition or event of that, with notice or lapse of time or both, would constitute a default. TWG has not received notice that the landlord of any of the TWG Leases intends to cancel, suspend or terminate the TWG Leases or to exercise or not exercise any options under any of the TWG Leases. The current offices used by TWG are suitable for the operation of the TWG Business in the manner in which it is now being conducted by TWG.

          4.14  CONTRACTS.  Except as set forth on Schedule 4.14 hereto, TWG is
                                                   -------------
     not, directly or indirectly, a party (in its own name or as a successor in interest), or otherwise bound by, any written or oral:

                (a) material service agreement or commitment (including, without limitation, agreements or commitments covering business and office equipment, repairs, interior design, outdoor landscaping, graphics, sanitation, voice mail, advertising, and vending machines);

                (b) material supplier agreement or commitment (including, without limitation, agreements or commitments involving office supplies, cleaning supplies, food/refreshment supplies);

                (c) material agreement or commitment with any customer of TWG (including without limitation any agreement or commitment providing for a retainer) entered into on or prior to March 26, 1997;

                (d) shareholder agreement (including voting agreements, proxies and the like);

                (e)  employment agreement;

                (f) agreement or commitment relating to computer systems, including those relating to hardware, software, maintenance, and upgrades;

                (g)  agreement or commitment with a term of more than one year;

                (h) material merger or acquisition agreement or commitment whereby TWG acquired or disposed of (or will acquire or dispose of) stock or assets;

                (i) agreement or commitment on the part of TWG to loan money to, or to guarantee the indebtedness of, any third party;

                (j) agreement or commitment on the part of TWG to borrow money from, or receive a guarantee of indebtedness from, any third party, including, without limitation, any agreement in connection therewith creating a Lien on any of the property or assets of TWG;

                (k) agreement or commitment containing covenants (i) limiting, directly or indirectly, the freedom of TWG to compete in any line of business in any geographical area (including, without limitation, any such agreement affecting any material employee of TWG); (ii) limiting, directly or indirectly, the freedom of TWG to use any Intellectual Property Right in any geographic area; or (iii) requiring TWG, directly or indirectly, to share any profits or revenues;

                (l) material warranty arrangements (whether TWG is the provider or the recipient);

                (m) agreement or commitment including dividend restrictions or other negative covenants;

                (n) indemnity agreements or commitments given or received by TWG; or

                (o) any other material agreement or commitment relating to TWG or the TWG Business.

          True and complete copies of each such written contract or commitment, and a true and complete narrative description of any oral contract or commitments, listed on Schedule 4.14 (collectively, the "TWG Contracts") have
                       -------------
previously been made available to Parent. Neither TWG nor, to the knowledge of TWG and the TWG Shareholder, any other party to any of the TWG Contracts, (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the TWG Contracts, or
(y) has waived any material right it may have under any of the TWG Contracts. All of the TWG Contracts constitute the valid and binding obligation of TWG, and, to the knowledge of TWG and the TWG Shareholder, the other parties thereto. For purposes of this Agreement, an agreement or commitment shall be deemed to be "material" to the extent such agreement or commitment obligates TWG to pay, or entitles TWG to receive, in any one year or in the aggregate, in excess of $10,000. In addition to the foregoing, TWG hereby represents and warrants that the aggregate value of all payment obligations, and rights to receive payments, under agreements, contracts and commitments (whether oral or in writing) to which TWG is a party or by which it is otherwise bound, that would not be considered "material" in accordance with the preceding sentence is less than $200,000 (calculating such value by adding together the value of rights and obligations, and not by determining the net amount thereof).

          4.15  DIRECTORS AND OFFICERS.  Schedule 4.15 hereto sets forth a
                                         -------------
     list, as of the date of this Agreement, of the name of each director and officer of TWG and the offices held by each.

          4.16  PAYROLL INFORMATION.  Schedule 4.16 hereto sets forth a true
                                      -------------
     and complete copy of the most recent payroll report of TWG, showing all current employees of TWG and their current levels of compensation, other than bonuses and other extraordinary compensation.

           4.17  LITIGATION. Except as set forth on Schedule 4.17 hereto, there
                                                    -------------
is no suit, action, claim, investigation or proceeding pending or, to the knowledge of TWG, threatened against or affecting TWG, the TWG Business, or the TWG Shareholder, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against TWG that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of TWG.


           4.18  EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.


                 (a) Except as disclosed in Schedule 4.18 hereto, there are no
                                            -------------
employee benefit plans, agreements or arrangements maintained by TWG, including, without limitation, (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) affirmative action plans; (iii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iv) medical, hospital, accident, disability or death benefit plans (collectively, "TWG Benefit Plans"). All TWG Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of TWG under any TWG Benefit Plans.


                 (b) TWG is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of TWG, no collective bargaining agent has been certified as a representative of any of the employees of TWG, no representation campaign or election is now in progress with respect to any employee of TWG and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of TWG and the TWG Shareholder, threatened, relating to or affecting the TWG Business. To the knowledge of TWG and the TWG Shareholder, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

           4.19  ERISA.

                 (a) All TWG Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of TWG Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No TWG Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. TWG has not engaged in any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving TWG Benefit Plans that would subject TWG to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. TWG has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.19 hereto or pursuant to the terms of
                               -------------
TWG Benefit Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of TWG, (ii) increase any benefits otherwise payable under any TWG Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.


                 (b) No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TWG Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with TWG under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof. TWG has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any TWG Benefit Plan that remains unpaid.

          4.20   TAXES.

                 (a) TWG has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by TWG on or prior to the date hereof. TWG has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by TWG (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefore have been provided in the TWG Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

                 (b) TWG is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

                 (c) TWG has not consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and TWG has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.


          4.21 COMPLIANCE WITH APPLICABLE LAWS. TWG holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of TWG, as appropriate, and to carry on the TWG Business as now conducted (the "TWG Permits"). To the knowledge of TWG, TWG is in material compliance with all applicable laws, ordinances and regulations and the terms of the TWG Permits. Schedule 4.21 hereto sets forth a list of the TWG Permits, a
                 -------------
true and correct copy of each of which has been provided to Parent.


          4.22 BOARD OF DIRECTOR/SHAREHOLDER CONSENT. Both the Board of Directors of TWG and the TWG Shareholder have, by unanimous written consent, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

           4.23  BROKERS.  Except as set forth on Schedule 4.23 hereto, no
                                                  -------------
broker or finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of TWG.

           4.24  ENVIRONMENTAL MATTERS.

                 (a) To the knowledge of TWG and the TWG Shareholder, no real property currently or formerly owned or operated by TWG is contaminated with any Hazardous Substances (as hereinafter defined);

                 (b) TWG is not a party to any litigation or administrative proceeding nor, to the knowledge of TWG and the TWG Shareholder, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that TWG (i) violated any Environmental Laws (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

                 (c) To the knowledge of TWG and the TWG Shareholder, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by TWG containing materials that, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

                 (d) To the knowledge of TWG and the TWG Shareholder, there are no conditions existing currently that would subject TWG or the TWG Shareholder (as owners of TWG) to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws, or that would require cleanup, removal, remedial action or other response pursuant to Environmental Laws.

                 (e) To the knowledge of TWG and the TWG Shareholder, TWG is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws.


                 (f) For purposes of this Agreement, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements), relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

          4.25 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 4.25 hereto, no officer, director, shareholder or employee
            -------------
of TWG, and no family member of any of the foregoing, has any direct or indirect interest in any customer, supplier or competitor of TWG, or in any Person from whom or to whom TWG leases any real or personal property, or in any other Person with whom TWG is doing business, whether directly or indirectly (including, without limitation, as a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed 1% of the issued and outstanding stock of such corporation.

          4.26 ACCOUNTS RECEIVABLE. All accounts, notes, contracts and other receivables of TWG (collectively, "TWG Accounts Receivable") were acquired by TWG in the ordinary course of business arising from bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. To the knowledge of TWG and the TWG Shareholder, there are no set-offs, counterclaims or disputes asserted with respect to any TWG Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the TWG Financial Statements and, to the knowledge of TWG and the TWG Shareholder, subject to such reserve, all TWG Accounts Receivable are collectible in full. Schedule 4.26 hereto is a true and complete aging report
                      -------------
prepared as of February 28, 1997, which shows the time elapsed since invoice date for all TWG Accounts Receivable.

          4.27 ACCOUNTS PAYABLE. All material accounts, notes, contracts and other amounts payable of TWG (collectively, "TWG Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Schedule 4.27 hereto is a true and
                                          -------------
complete aging report prepared as of February 28, 1997, which shows the time elapsed since invoice date for all TWG Accounts Payable.

          4.28 INSURANCE. The insurance policies maintained by TWG (the "TWG Insurance Policies") are listed on Schedule 4.28 hereto, and true and compete
                                   -------------
copies of all TWG Insurance Policies have previously been provided to Parent. TWG (i) is not in default regarding the provisions of any TWG Insurance Policy;
(ii) has paid all premiums due thereunder; and (iii) has not failed to present any notice or present any material claim thereunder in a due and timely fashion.

          4.29 BANKRUPTCY. Neither TWG nor the TWG Shareholder has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

          4.30 ACCREDITED INVESTORS; INVESTMENT PURPOSE. The TWG Shareholder represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The TWG Shareholder is acquiring the Parent Stock solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The TWG Shareholder agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Parent Stock (or solicit any offers to buy, purchase or other acquire or take a pledge of any such shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations, and the Stockholders' Agreement (as defined in Section 7.1 hereof).


          4.31 RESTRICTIONS ON TRANSFER. The TWG Shareholder acknowledges that (a) the Parent Stock received by him hereunder has not been registered under the Securities Act; (b) the Parent Stock may be required to be held indefinitely, and the TWG Shareholder must continue to bear the economic risk of the investment in such shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available;
(c) there may not be any public market for the Parent Stock in the foreseeable future; (d) Rule 144 promulgated under the Securities Act is not presently available with respect to sales of any securities of Parent, and such Rule is not anticipated to be available in the foreseeable future; (e) when and if Parent Stock may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (f) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Securities Act; (g) the Parent Stock is subject to the terms and conditions of the Stockholders' Agreement; (h) restrictive legends shall be placed on the certificates representing Parent Stock; and (i) a notation shall be made in the appropriate records of Parent indicating that Parent Stock is subject to restrictions on transfer and, if Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to Parent Stock.

          4.32  ABILITY TO BEAR RISK; ACCESS TO INFORMATION; SOPHISTICATION.
The TWG Shareholder represents and warrants that (a) his financial situation is such that he can afford to bear the economic risk of holding Parent Stock acquired by him hereunder for an indefinite period; (b) he can afford to suffer the complete loss of such Parent Stock; (c) he has been granted the opportunity to ask questions of, and receive answers from, representatives of Sub and Parent concerning the terms and conditions of the Parent Stock and to obtain any additional information that he deems necessary; (d) his knowledge and experience in financial business matters is such that he is capable of evaluating the merits and risk of ownership of the Parent Stock; and (e) he has carefully reviewed the terms of the Stockholders' Agreement and has evaluated the restrictions and obligations contained therein.

          4.33 DISCLOSURE. No statement of fact by TWG contained in this Agreement and no written statement of fact furnished or to be furnished by TWG to Parent or Sub pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Each of Parent and Sub represents and warrants to TWG and the TWG Shareholder, which representations and warranties shall survive the Closing in accordance with Section 10.1 of this Agreement, as follows:

          5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Sub as in effect on the date hereof are attached as Schedule 5.1 hereto. The minute books of Parent and Sub, a true
                ------------
and complete copy of each of which has been delivered to TWG, (a) accurately reflects all action taken by the directors and shareholders of Parent at meetings of Parent's Board of Directors or shareholders, as the case may be; and
(b) contains true and complete copies of, or originals of, the respective minutes of all meetings or consent actions of the directors or shareholders.

          5.2 AUTHORITY. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective Board of Directors and shareholders, and no other corporate or shareholder proceedings on the part of either Parent or Sub, or their respective boards of directors or shareholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery by TWG and the TWG Shareholder, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

          5.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 5.3 hereto, none of the execution and delivery of this Agreement by
   ------------
Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby or compliance by Parent and Sub with any of the provisions hereof will:

               (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub, or the organizational documents of any other Subsidiaries (as defined in Section 10.12 hereof);

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or its Subsidiaries, or by which Parent, any of its Subsidiaries, or their respective properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties may be bound or affected (collectively, for purposes of this Section 5.3, an "IXL Agreement");


          (d) result in the creation of any Lien on any of the property or assets of Parent or any of its Subsidiaries; or


          (e)  require any Consent of (i) any Governmental Entity (except for
(x) compliance with any applicable requirements of any applicable securities laws, and (y) the filing of the Certificates of Merger pursuant to the DGCL and NBCA; or (ii) any other Person.

     5.4  LITIGATION.  Except as set forth on Schedule 5.4 hereto, there is
                                                   ------------
no suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its Subsidiaries, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or its Subsidiaries that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

     5.5  BROKERS.  Except as disclosed on Schedule 5.5 hereto, No broker
                                                ------------
or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     5.6  PARENT STOCK.

          (a) As of the date hereof the authorized capital stock of Parent consists of (i) (A) 250,000 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of which no shares are validly issued and outstanding, and (B) 1,000,000 shares of Class B Common Stock, $.01 par value, of which 40,748 shares are validly issued and outstanding (without taking into account any shares of Parent Stock to be issued pursuant to this Agreement), fully paid and nonassessable; and (ii) 250,000 shares of Class A Convertible Preferred stock, of which 111,500 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding securities of Parent were issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 5.6(a) hereto, there are no options, warrants, calls,
         ---------------
agreements, commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Parent has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Parent under ordinary circumstances.

          (b) The holders of record as of the date hereof of the issued and outstanding shares of capital stock of Parent are set forth on Schedule 5.6(b)
                                                               ---------------
hereto.

          (c) The holders of record as of the Effective Date of the outstanding shares of capital stock of Parent, together with the number of shares of capital stock then outstanding, are set forth on a pro forma basis on Schedule 5.6(c)
                                                              ---------------
hereto (determined based on certain assumptions described therein).

          (d) When delivered to the TWG Shareholder in accordance with the terms hereof, the Parent Stock will (i) be duly authorized, fully paid and nonassessable, (ii) represent 10.0327% of the issued and outstanding shares of Parent Stock (determined based on the assumptions set forth on Schedule 5.6(c)),
                                                               ---------------
(iii) represent, on an as-converted and fully diluted basis, 2.2574% of the issued and outstanding capital stock of Parent (determined based on the assumptions set forth in Schedule 5.6(c)), and (iv) be free and clear of all
                         ---------------
Liens.

     5.7  SUBSIDIARIES.  Except as set forth on Schedule 5.7 hereto, Parent
                                                     ------------
has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any corporation, partnership, limited liability company, joint venture, association or other business entity. Schedule 5.7 hereto lists the name of each of the Subsidiaries of Parent, and indicates their respective jurisdictions of incorporation and authorized and outstanding capitalization. All of the issued and outstanding shares of capital stock of each of the Subsidiaries of Parent is duly authorized, validly issued, fully paid and non-assessable and is owned by Parent free and clear of all Liens; and there are no voting trusts, voting agreement or similar understandings applicable to such shares. There are no outstanding subscriptions, options, rights, warrants, puts, calls, registration or other agreements or commitments of any type (i) obligating Parent or any of its Subsidiaries to issue, sell or transfer any shares of capital stock of any subsidiary, any securities convertible into or exchangeable for shares of capital stock of any Subsidiary, or any rights to acquire capital stock of any Subsidiary; (ii) obligating Parent to grant, offer or enter into any of the foregoing; or (iii) relating to the voting or control of any shares of capital stock of any Subsidiary.


     5.8 FINANCIAL STATEMENTS. Parent has heretofore furnished TWG with a true and complete copy of (a) the audited financial statements of iXL Interactive Excellence, Inc. (n/k/a iXL, Inc.) for the years ended December 31, 1993, 1994 and 1995; (b) audited combined financial statements for Creative Video, Inc., Creative Video Library, Inc. and Entrepreneur Television, Inc. for the years ending December 31, 1993, 1994 and 1995; (c) the unaudited combined financial statements of iXL, Inc., Creative Video, Inc., Creative Video Library, Inc. and Entrepreneur Television, Inc. for the four months ended April 30, 1996;
(d) the unaudited consolidated financial statements for Parent and its Subsidiaries, dated December 31, 1996, for the eight months ended December 31, 1996; and (e) the unaudited consolidated financial statements for Parent and its Subsidiaries, dated February 28, 1997 (collectively herein referred to as the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year-end adjustments) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Parent and its Subsidiaries as of the dates, and during the periods, indicated therein.

          5.9  ABSENCE OF CHANGES.  Except as provided in Schedule 5.9 hereto
                                                          ------------
and except as contemplated by this Agreement, since December 31, 1996, (a) neither Parent nor any of its Subsidiaries has entered into any transaction that was not in the ordinary course of business; (b) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material assets or properties of Parent or any of its Subsidiaries; (c) there has been
(i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of Parent in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any shares of the capital stock of Parent; (d) there has been no declaration, payment, or commitment for the payment by Parent or its Subsidiaries of a bonus or other additional salary, compensation, or benefit to any employee of Parent or any of its Subsidiaries that was not in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debts to or claims by Parent or any of its Subsidiaries, or waiver of any rights of Parent or any of its Subsidiaries, in each case having a value in excess of $10,000;
(f) there have been no capital expenditures by Parent in excess of $100,000 for any single item, or $250,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any assets of Parent or its Subsidiaries (other than Parent Accounts Receivable (as defined in Section 5.26 hereof) written down in the ordinary course of business that are not in excess of $10,000 for any single Parent Account Receivable and $25,000 in the aggregate); (h) there has been no material damage, destruction or loss of physical property (whether or not covered by insurance) adversely affecting the business or the operations of Parent or any of its Subsidiaries (referred to in this Article 5 as "Parent's Business"); (i) there has been no loan by Parent or any of its Subsidiaries, or guaranty by Parent or any of its Subsidiaries of any loan, to any employee of Parent or any of its Subsidiaries or to any Person related to Parent's Business; (j) neither Parent nor any of its Subsidiaries has ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of Parent and its Subsidiaries, taken as a whole; (k) there has been no termination or resignation of any key employee or officer of Parent or any of its Subsidiaries, and Parent is not aware of any such termination or resignation that is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Parent's Business, to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound, except in the ordinary course of business; (m) neither Parent nor any of its Subsidiaries has failed to satisfy any of its debts, obligations or liabilities related to Parent's Business, or the assets of Parent or any of its Subsidiaries, as the same become due and owing (except for Parent Accounts Payable (as defined in Section 5.27 hereof), payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by Parent or any of its Subsidiaries to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially affecting the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

          5.10  UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 5.10
                                                                 -------------
hereto, neither Parent nor any of its Subsidiaries has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities not in excess of $200,000 (whether individually or in the aggregate) incurred in the ordinary course of business after December 31, 1996; (b) liabilities reflected on the Parent Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

          5.11  TITLE TO PROPERTIES.  Except as set forth on Schedule 5.11
                                                             -------------
hereto, Parent or one of its Subsidiaries has good and marketable title to all property and assets used in Parent's Business (other than Parent Real Property (as defined in Section 5.14 hereof)), and good title to all of its leasehold interests, in each case, free and clear of any and all Liens other than liens for taxes not yet due and payable.

          5.12  EQUIPMENT.  Schedule 5.12 hereto sets forth a true and correct
                            -------------
list of all items of tangible personal property (including, without limitation, computer hardware) necessary for or used in the operation of Parent's Business in the manner in which it has been and is now operated by Parent (the "Parent Equipment"), except for personal property having a net book value of less than $1,000. Except as set forth on Schedule 5.12, each material item of Parent
                                -------------
Equipment is in good condition and repair, ordinary wear and tear excepted.

          5.13  INTELLECTUAL PROPERTY.

                (a) Schedule 5.13(a) hereto sets forth a list, by trade name or
                    ----------------
other commonly used description, of all material proprietary technology, trade secrets, know-how, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, and other intellectual property rights used by Parent or its Subsidiaries in the conduct of Parent's Business (collectively, "Parent Intellectual Property Rights"). No material intangible property is required for the conduct of Parent's Business as it has been and is currently being conducted other than the Parent Intellectual Property Rights. Except as set forth on Schedule 5.13(a),
                                                            -----------------
Parent or one of its Subsidiaries owns, or is validly licensed or otherwise has the right to use or exploit, all Parent Intellectual Property Rights, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of Parent, threatened, that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Parent Intellectual Property Right. Parent and its Subsidiaries have used commercially reasonable efforts to protect the Intellectual Property Rights, and, to the knowledge of Parent, no Person is infringing the rights of Parent or its Subsidiaries with respect to any Parent Intellectual Property Right. To the knowledge of Parent, neither Parent nor any employee, agent or independent contractor of Parent has used, appropriated or disclosed, directly or indirectly, any trade secrets or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person. To the knowledge of Parent, use of the names "iXL, Inc.", "IXL Holdings, Inc." and the other names used in the conduct of Parent's Business do not infringe upon the rights of any Person.

               (b)  Schedule 5.13(b) hereto sets forth a list and a brief
                    ----------------
     description of all material computer software used in the conduct of Parent's Business (the "Parent Software"). Parent and/or its Subsidiaries currently licenses, or otherwise has the legal right to use, all of the Parent Software (including any upgrades, alterations or enhancements with respect thereto), and all of the Parent Software is being used in compliance with any applicable licenses or other agreements. No material computer software other than the Parent Software is required for the conduct of Parent's Business as it has been and is currently being conducted.

          5.14 REAL PROPERTY.  Except as set forth on Schedule 5.14 hereto:
                                                      -------------

               (a) Parent or one of its Subsidiaries has good and marketable, insurable fee simple title or good and insurable leasehold interest in all real property (including all buildings, improvements and fixtures thereon) used in the operation of Parent's Business (the "Parent Real Property"). Attached to Schedule 5.14 are all policies of title insurance currently
                 -------------
     existing in favor of Parent or one of its Subsidiaries with respect to the Parent Real Property. Except for liens for current taxes not yet due and the items set forth on Schedule 5.14, there are no Liens on any of the
                            -------------
     Parent Real Property or the interest of Parent or one of its Subsidiaries therein.

               (b) There are no parties in possession of any portion of the Parent Real Property other than Parent or one of its Subsidiaries, whether as lessees, tenants at will, trespassers or otherwise.

               (c) There are water, sewer, gas and electrical lines presently in existence on the Parent Real Property that are sufficient to service adequately the operations of Parent Business as presently operated in each building located on the Parent Real Property.

               (d) To the knowledge of Parent, there is no pending or threatened condemnation or similar proceeding affecting the Parent Real Property or any portion thereof, and, to the knowledge of Parent, no such action is presently contemplated.

               (e) To the knowledge of Parent, there are no laws, ordinances, restrictions, judicial or administrative actions, actions by adjacent landowners, or natural or artificial conditions upon the Parent Real Property, or any other fact or condition, that would have a material adverse effect upon the use of the Parent Real Property for the operation of Parent's Business.

               (f) Parent has not received any notice from any insurance company of any defects or inadequacies in the Parent Real Property or any part thereof that would materially adversely affect the insurability of Parent's or its Subsidiaries' interest in the Parent Real Property or the premiums for the insurance thereof.

               (g) To the knowledge of Parent, neither Parent's nor its Subsidiaries' use, operation and maintenance of the Parent Real Property violates any restrictive covenants affecting the Parent Real Property, or any zoning, building or other federal, state or municipal law, ordinance, regulation or restriction.

               (h) To the knowledge of Parent, there is no law, ordinance, order, regulation or requirement now in existence, or, to the knowledge of Parent, under active consideration by any Governmental Entity, that would require Parent or its Subsidiaries (whether directly or under the provisions of any of the Parent Leases (as hereinafter defined) covering the Parent Real Property) to make any material expenditure to modify or improve any of the Parent Real Property to bring it into compliance therewith.

               (i) To the knowledge of Parent, there are no structural, or material electrical, mechanical, plumbing, or other defects in the buildings located on the Parent Real Property and the buildings thereon are free from leaks.

          5.15 LEASES. Schedule 5.15 hereto sets forth a list of all leases
                       -------------
     pursuant to which Parent or its Subsidiaries lease, as lessor or lessee, real or personal property used in operating Parent's Business or otherwise (the "Parent Leases"). Copies of the Parent Leases, which have previously been made available to TWG, are true and complete copies thereof. All of the Parent Leases are valid, binding and enforceable in accordance with their respective terms, and there is not under any such Lease any existing default by Parent or its Subsidiaries, or, to the knowledge of Parent, by any other party thereto, or any condition or event of that, with notice or lapse of time or both, would constitute a default. None of Parent or its Subsidiaries has received notice that the landlord of any of the Parent Leases intends to cancel, suspend or terminate the Parent Leases or to exercise or not exercise any options under any of the Parent Leases.

          5.16 CONTRACTS. Except as set forth on Schedule 5.16 hereto, neither
                                                 -------------
     Parent nor any of its Subsidiaries is, directly or indirectly, a party (in its own name or as a successor in interest), or otherwise bound by, any written or oral:

               (a) material service agreement or commitment (including, without limitation, agreements or commitments covering business and office equipment, repairs, interior design, outdoor landscaping, graphics, sanitation, voice mail, advertising, and vending machines);

               (b) material supplier agreement or commitment (including, without limitation, agreements or commitments involving office supplies, cleaning supplies, food/refreshment supplies);

               (c) material agreement or commitment with any customer of Parent or its Subsidiaries (including without limitation any agreement or commitment providing for a retainer) entered into on or prior to March 26, 1997;

               (d) shareholder agreement (including voting agreements, proxies and the like) covering the shareholders of Parent;

               (e) employment agreement covering employees of Parent or any of its Subsidiaries;

               (f) agreement or commitment relating to computer systems, including those relating to hardware, software, maintenance, and upgrades;

               (g)  agreement or commitment with a term of more than one year;

               (h) material merger or acquisition agreement or commitment whereby Parent or any of its Subsidiaries acquired or disposed of (or will acquire or dispose of) stock or assets;

               (i) agreement or commitment on the part of Parent or any of its Subsidiaries to loan money to, or to guarantee the indebtedness of, any third party;

               (j) agreement or commitment on the part of Parent or any of its Subsidiaries to borrow money from, or receive a guarantee of indebtedness from, any third party, including, without limitation, any agreement in connection therewith creating a Lien on any of the property or assets of Parent or any of its Subsidiaries;

               (k) agreement or commitment containing covenants (i) limiting, directly or indirectly, the freedom of Parent or any of its Subsidiaries to compete in any line of business in any geographical area (including, without limitation, any such agreement affecting any material employee of Parent or any of its Subsidiaries); (ii) limiting, directly or indirectly, the freedom of Parent or any of its Subsidiaries to use any Parent Intellectual Property Right in any geographic area; or (iii) requiring Parent, directly or indirectly, to share any profits or revenues;

               (l) material warranty arrangements (whether Parent or any of its Subsidiaries is the provider or the recipient);

               (m) agreement or commitment including dividend restrictions or other negative covenants;

               (n) indemnity agreements or commitments given or received by Parent or any of its Subsidiaries; or

               (o) any other material agreement or commitment relating to Parent, any of its Subsidiaries or Parent's Business.

          True and complete copies of each such written contract or commitment, and a true and complete narrative description of any oral contract or commitments, listed on Schedule 5.16 (collectively, the "Parent Contracts")
                            -------------
     have previously been made available to TWG. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party to any of the Parent Contracts, (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Parent Contracts, or (y) has waived any material right it may have under any of the Parent Contracts. All of the Parent Contracts constitute the valid and binding obligation of Parent (or, if applicable, its Subsidiary), and, to the knowledge of Parent, the other parties thereto. For purposes of this Agreement, an agreement or commitment shall be deemed to be "material" to the extent such agreement or commitment obligates Parent (or its Subsidiary, if applicable) to pay, or entitles Parent (or its Subsidiary) to receive, in any one year or in the aggregate, in excess of $10,000. In addition to the foregoing, Parent hereby represents and warrants that the aggregate value of all payment obligations, and rights to receive payments, under agreements, contracts and commitments (whether oral or in writing) to which Parent or any of its Subsidiaries is a party or by which any thereof is otherwise bound, that would not be considered "material" in accordance with the preceding sentence is less than $200,000 (calculating such value by adding together the value of rights and obligations, and not by determining the net amount thereof).

          5.17  DIRECTORS AND OFFICERS. Schedule 5.17 hereto sets forth a list,
                                        -------------
     as of the date of this Agreement, of the name of each director and officer of Parent and the offices held by each.

          5.18  PAYROLL INFORMATION.  Schedule 5.18 hereto sets forth a true and
                                     -------------
     complete copy of the payroll report of Parent and each of its Subsidiaries for March 14, 1997, showing all current employees of Parent and each of its Subsidiaries and their current levels of compensation, other than bonuses and other extraordinary compensation.

          5.19  EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

                (a)  Except as disclosed in Schedule 5.19 hereto, there are no
                                           -------------
     employee benefit plans, agreements or arrangements maintained by Parent or any of its Subsidiaries, including, without limitation, (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) affirmative action plans; (iii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iv) medical, hospital, accident, disability or death benefit plans (collectively, "Parent Benefit Plans"). All Parent Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Parent under any Parent Benefit Plans.

                (b) Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of Parent or any of its Subsidiaries, no collective bargaining agent has been certified as a representative of any of the employees of Parent or any of its Subsidiaries, no representation campaign or election is now in progress with respect to any employee of Parent or any of its Subsidiaries and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Parent, threatened, relating to or affecting the Parent's Business. To the knowledge of Parent, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

          5.20  ERISA.

                (a) All Parent Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of Parent Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Parent Benefit Plan is subject to Title IV of ERISA or

     Section 412 of the Code. Neither Parent nor any of its Subsidiaries has engaged in any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Parent Benefit Plans that would subject Parent or any of its Subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither Parent nor any of its Subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 5.20 hereto or pursuant to the terms of
                            -------------
     Parent Benefit Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Parent or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

               (b)  No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof. Neither Parent nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Parent Benefit Plan that remains unpaid.

          5.21 TAXES.

               (a) All federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Parent and its Subsidiaries (including, where applicable, consolidated returns) on or prior to the date hereof have been duly and timely filed by or on behalf of Parent and its Subsidiaries. All taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Parent and its Subsidiaries (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority have been paid by or on behalf of Parent and its Subsidiaries (except to the extent the same are being contested in good faith, and adequate reserves therefore have been provided in the Parent Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

               (b) Neither Parent nor any of its Subsidiaries is a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

               (c) Neither Parent nor any of its Subsidiaries has consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Parent has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

          5.22 COMPLIANCE WITH APPLICABLE LAWS. Parent or its Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Parent and its Subsidiaries, as appropriate, and to carry on Parent's Business as now conducted (the "Parent Permits"). To the knowledge of Parent, Parent and its Subsidiaries are in material compliance with all applicable laws, ordinances and regulations and the terms of the Parent Permits. Schedule 5.22 hereto sets
                                                      -------------
     forth a list of the Parent Permits, a true and correct copy of each of which has been made available to TWG.

          5.23 BOARD OF DIRECTOR CONSENT. Both the Board of Directors of Parent and Sub have, by unanimous written consent, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

          5.24  ENVIRONMENTAL MATTERS.

                (a) To the knowledge of Parent, no real property currently or formerly owned or operated by Parent or its Subsidiaries is contaminated with any Hazardous Substances;

                (b) None of Parent or its Subsidiaries is a party to any litigation or administrative proceeding or, to the knowledge of Parent, is any litigation or administrative proceeding threatened against Parent or its Subsidiaries, that, in either case, asserts or alleges that Parent or any of its Subsidiaries (i) violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

                (c) To the knowledge of Parent, there are not now, nor have there previously been, tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Parent or any of its Subsidiaries containing materials that, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

                (d) To the knowledge of Parent, there are no conditions existing currently that would subject Parent or its Subsidiaries to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws, or that would require cleanup, removal, remedial action or other response pursuant to Environmental Laws.

                (e) To the knowledge of Parent, neither Parent nor its Subsidiaries is subject to any judgment, order or citation related to or arising out of any Environmental Laws and, to the knowledge of Parent, neither Parent nor its Subsidiaries have been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws.

          5.25 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 5.25 hereto, no officer, director, shareholder or
                 -------------
     employee of Parent or any of its Subsidiaries, and no family member of any of the foregoing, has any direct or indirect interest in any customer, supplier or competitor of Parent or any of its Subsidiaries, or in any Person from whom or to whom Parent leases any real or personal property, or in any other Person with whom Parent or any of its Subsidiaries is doing business, whether directly or indirectly (including, without limitation, as a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed 1% of the issued and outstanding stock of such corporation.

          5.26  ACCOUNTS RECEIVABLE. Except as set forth on Schedule 5.26
                                                            -------------
     hereto, all accounts, notes, contracts and other receivables of Parent (collectively, "Parent Accounts Receivable") were acquired by Parent in the ordinary course of business arising from bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. To the knowledge of Parent, there are no set-offs, counterclaims or disputes asserted with respect to any Parent Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the Parent Financial Statements and, to the knowledge of Parent, subject to such reserve, all Parent Accounts Receivable are collectible in full. Schedule 5.26 hereto is a true and complete aging
                          -------------
     report prepared as of February 28, 1997, which shows the time elapsed since invoice date for all Parent Accounts Receivable.

          5.27 ACCOUNTS PAYABLE. All material accounts, notes, contracts and other amounts payable of Parent and its Subsidiaries (collectively, "Parent Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Schedule
                                                                     --------
     5.27 hereto is a true and complete aging report prepared as of February 28,
     ----
     1997, which shows the time elapsed since invoice date for all Parent Accounts Payable.

          5.28 INSURANCE. The insurance policies maintained by Parent or its Subsidiaries (collectively, the "Parent Insurance Policies") are listed on
     Schedule 5.28 hereto, and true and compete copies of all Parent Insurance
     -------------
     Policies have previously been made available to TWG. Neither Parent nor any of its Subsidiaries (i) is in default regarding the provisions of any Insurance Policy; (ii) has paid all premiums due thereunder; and (iii) has not failed to present any notice or present any material claim thereunder in a due and timely fashion.

          5.29 BANKRUPTCY. Neither Parent nor any of its Subsidiaries has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

          5.30 DISCLOSURE. No statement of fact by Parent or Sub contained in this Agreement and no written statement of fact furnished or to be furnished by Parent or Sub to TWG pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

          5.31 OWNERSHIP OF SUB; NO PRIOR ACTIVITIES. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the Effective Time, all of the outstanding capital stock of Sub will be owned directly by Parent.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          6.1 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. From and after the date hereof, prior to the Effective Time, except as expressly contemplated by this Agreement, TWG, Parent and its Subsidiaries shall each carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use reasonable efforts to keep available the services of its current employees and preserve its relationships with suppliers and others having business dealings with TWG, Parent or Parent's Subsidiaries, as the case may be. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, prior to the Effective Time, neither TWG, Parent nor Parent's Subsidiaries shall:

               (a) (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock (excluding intercompany dividends), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of its capital stock;

               (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or any options to acquire any shares of its capital stock;

               (c) amend its Articles/Certificate of Incorporation, Bylaws or other comparable organizational documents;

               (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof;

               (e) subject to a Lien or sell, lease or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

               (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, or issue or sell any debt securities, guarantee any debt securities of another Person, or enter into any "keep well" or other agreement to maintain any financial condition of another Person, except, in any such case, for borrowings or other transactions not in excess of $25,000 (whether individually or in the aggregate), incurred in the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, or settle or compromise any material claim or litigation (other than, in the case of Parent, in respect of any payments made or services provided to University Netcasting, Inc.);

               (g) declare, pay, or enter into a commitment to pay, any bonus or other additional salary, compensation, or benefit to any employee not in the ordinary course of business;

               (h) release, compromise, waive or cancel any debts to or claims by it, or waive any rights, in each case having a value in excess of $2,500;

               (i)  change its accounting methods or practices;

               (j) voluntarily cease to transact business with any customer that, as of the date of such cessation, represents more than 5% of its annual gross revenues;

               (k) amend or terminate any oral or written contract, agreement or license related to the TWG Business or the Parent's Business, to which it is a party or by which it is bound, except in the ordinary course of business, or except as expressly contemplated by this Agreement;

               (l) fail to satisfy, within 180 days of the due date, any of its material debts, obligations or liabilities related to the TWG Business or Parent's Business, as the case may be, or its assets as the same become due and owing; or

               (m) authorize, commit or agree to take any of the foregoing actions.

          6.2 PUBLIC ANNOUNCEMENTS. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including, without limitation, applicable securities laws), public disclosure of the transactions contemplated by this Agreement shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated between the parties, and no party shall make any such disclosure without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed.

          6.3  EFFORTS; CONSENTS.

               (a) Subject to the terms and conditions herein provided, and fiduciary duties under applicable law, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Merger and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of TWG, the TWG Shareholder and Parent shall use its reasonable efforts to (i) obtain or cause to be obtained all Consents required to be obtained in connection with the transactions contemplated by this

     Agreement, (ii) make or cause to be made all required filings with applicable Governmental Entities, and (iii) use its reasonable efforts to fulfill all conditions to this Agreement.

               (b) Each of Parent and TWG shall promptly provide the other with a copy of any inquiry or request for information (including notice of any oral request for information), pleading, order or other document either party receives from any Governmental Entity with respect to the matters referred to in this Section 6.3.

          6.4 TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES. Parent agrees that, to the extent it is legally able to do so, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger.

          6.5 BONUS. Parent shall pay, by wire transfer to such accounts as shall be designated by TWG, bonuses (the "Bonuses") in the amounts and to those individuals listed on Schedule 6.5 hereto.
                                 ------------

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

          7.1  CONDITIONS TO OBLIGATION OF TWG AND THE TWG SHAREHOLDER TO
     EFFECT THE MERGER. The obligation of TWG and the TWG Shareholder to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

               (a) Parent and Sub shall have performed in all material respects all agreements, obligations and covenants contained in this Agreement required to be performed by them at or prior to the Effective Time;

               (b) the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects when made, and at and as of the Effective Time, as if made at and as of such time (except for representations and warranties made as of a specified date, which need only be true as of such date), except as otherwise provided in this Agreement;

               (c) (i) the appropriate officers of Parent shall have executed and delivered to TWG at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-1" hereto
                                               ------------
     (collectively "Parent's Closing Certificate"), and (ii) the appropriate officers of Sub shall have executed and delivered to TWG at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-2" hereto (collectively "Sub's Closing Certificate");
        ------------

               (d)  Parent shall have obtained all of the Consents listed on
     Schedule 7.1(e) hereto;
     ---------------

               (e) TWG shall have received, at the Closing, a duly executed opinion of counsel to Parent, substantially in the form of Exhibit "B"
                                                                -----------
     hereto ("Parent's Opinion of Counsel");

               (f) TWG shall have received a corporate certificate of good standing for Parent and Sub, each issued by the Secretary of State of the State of Delaware;

               (f) Parent shall have executed and delivered to the TWG Shareholder at the Closing (i) the First Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), substantially in the form of Exhibit "C" hereto; (ii) an Employment Agreement for each of Whitley and
     -----------
     Michael E. Wells ("Wells") substantially in the form of Exhibit "D" hereto
                                                             -----------
     (each, an "Employment Agreement"); and (iii) an Option Agreement for each of Wells, Timothy E. Thompson and Mark White substantially in the form of Exhibit "E" hereto (each, an "Option Agreement");
     -----------

               (g)  Parent shall have paid the Bonuses in accordance with
     Section 6.5 hereof; and

               (h) TWG shall have received from Parent such other documents as TWG's counsel shall have reasonably requested, in form and substance reasonably satisfactory to TWG's counsel.

          7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time of the following conditions:

               (a) TWG and TWG Shareholder shall have performed in all material respects all agreements, obligations and covenants contained in this Agreement required to be performed by them at or prior to the Effective Time;

               (b) the representations and warranties of TWG and the TWG Shareholder contained in this Agreement shall be true and correct in all material respects when made, and at and as of the Effective Time, as if made at and as of such time (except for representations and warranties made as of a specified date, which need only be true as of such date);

               (c)  There shall have been delivered to Parent at the Closing,
     (i) the Stockholders' Agreement executed by Whitley; (ii) an Employment Agreement executed by each of Whitley and Wells, an Employment Agreement;
     (iii) an Option Agreement executed by each of Wells, Timothy E. Thompson and Mark White;

               (d) the appropriate officers of TWG shall have executed and delivered to Parent at the Closing, a closing certificate, substantially in the form of Exhibit "F" hereto ("TWG's Closing Certificate");
                 -----------

               (e) TWG and the TWG Shareholder shall have obtained or caused to be obtained all of the Consents listed on Schedule 7.2(e) hereto;
                                               ---------------

               (f) Parent shall have received a Certificate of Existence of TWG, and a copy of the Articles of Incorporation of TWG, both as certified by the Secretary of State of North Carolina;

               (g) Parent shall have received, at the Closing, a duly executed opinion of counsel to TWG and the TWG Shareholder, substantially in the form of Exhibit "G" hereto ("TWG's Opinion of Counsel"); and
             -----------

               (h) Parent shall have received from TWG or the TWG Shareholder, as the case may be, such other documents as Parent's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Parent's counsel.

                                 ARTICLE VIII

                                INDEMNIFICATION

          8.1  INDEMNIFICATION BY PARENT.

               (a) Parent shall indemnify and hold TWG, the TWG Shareholder and TWG's directors, officers and employees (collectively, the "TWG Indemnified Parties") harmless from and against, and agree promptly to defend each of the TWG Indemnified Parties from and reimburse each of the TWG Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) (collectively a "TWG Loss") that any of the TWG Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                    (i)    any breach or inaccuracy of any of the
     representations and warranties made by Parent or Sub in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Parent at the Closing in accordance with the provisions hereof;

                    (ii) any failure by Parent to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Parent pursuant to this Agreement; and

                    (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.1.

               (b) Notwithstanding any other provision to the contrary Parent shall not have any liability under this Section 8.1, (i) unless the aggregate of all TWG Losses for which Parent would be liable but for this sentence exceeds on a cumulative basis an amount equal to $200,000 and then only to the extent of such excess, and (ii) for amounts in excess of $2,075,000, and (C) unless the TWG Shareholder has asserted a claim with respect to the matters set forth in Section 8.1(a)(i) or 8.1(a)(iii) to the extent applicable to Section 8.1(a)(i) within twenty-four (24) months of the Effective Time. The parties acknowledge that a decrease in the value of Parent Stock would not, by itself, constitute a TWG Loss, but to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of or in connection with any event described in Sections 8.1(a)(i), (ii) or (iii), such decrease would constitute a TWG Loss.

          8.2  INDEMNIFICATION BY TWG SHAREHOLDER.

               (a) The TWG Shareholder shall jointly and severally indemnify and hold Parent, Sub, Surviving Corporation and their respective shareholders, directors, officers and employees (collectively, the "Parent Indemnified Parties") harmless from and against, and agree to promptly defend each of the Parent Indemnified Parties from and reimburse each of the Parent Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees (collectively, a "Parent Loss") that any of the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                    (i) any breach or inaccuracy of any representations and warranties made by TWG or TWG Shareholder in or pursuant to this Agreement, or in any certificate or affidavit delivered by the same at the Closing in accordance with the provisions hereof;

                    (ii) any failure by TWG or TWG Shareholder to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by TWG pursuant to this Agreement; and

                    (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.2.

               (b) Notwithstanding the above, the TWG Shareholder shall not have any liability under this Section 8.2, (i) unless the aggregate of all Parent Losses for which the TWG Shareholder would be liable but for this sentence exceeds on a cumulative basis an amount equal to $200,000 and then only to the extent of such excess, (ii) for amounts in excess of $2,075,000, and (iii) unless Parent has asserted a claim with respect to the matters set forth in Section 8.2(a)(i) or 8.2(a)(iii) (to the extent applicable to Section 8.2(a)(i) within twenty-four (24) months of the Effective Time, except with respect to the matters arising under Sections
     4.19 and 4.24 hereof, in which event Parent must have asserted a claim within thirty-six (36) months of the Effective Time, and matters arising under Section 4.20 hereof, in which event Parent must have asserted a claim within forty-two (42) months of the Effective Time.


          8.3  NOTIFICATION OF CLAIMS; ELECTION TO DEFEND.


               (a) A party entitled to be indemnified pursuant to Section 8.1 or 8.2 hereof, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement.

               (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 8.3(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 8.1 or 8.2 hereof, as the case may be, the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel of its own choosing to defend any such Claim asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such Claim at its own expense, but the Indemnifying Party shall retain control over such litigation. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.3(a) hereof of its election to defend in good faith any such third party Claim. So long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in
     --------  -------
     writing, to keep such records and other materials confidential expect to the extent required for defense of the relevant Claim. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligations to do so. Within 30 days after a final determination (including, without limitation, a settlement) has been reached with respect to any Claim contested pursuant to this Section 8.2(b), the Indemnifying Party shall satisfy its obligations with respect thereto. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 9% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.


                                   ARTICLE IX


                       TERMINATION, AMENDMENT AND WAIVER


          9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

               (a)  by mutual written consent of Parent and TWG;

               (b) by TWG, upon a material breach of this Agreement on the part of Parent or Sub that has not been cured by the earlier of (i) 15 days after written notice of such breach has been received by Parent, and (ii) April 15, 1997;

               (c) by Parent, upon a material breach of this Agreement on the part of TWG or the TWG Shareholder set forth in this Agreement that has not been cured by the earlier of (i) 15 days after receipt of written notice of such breach has been received by TWG, and (ii) April 15, 1997;

               (d) by Parent or TWG if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

               (e) by either Parent or TWG if the Merger shall not have been consummated on or before April 15, 1997; provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement.

          9.2  EFFECT OF TERMINATION.

               (a) In the event of termination of this Agreement by either Parent or TWG as provided in Section 9.1 hereof (other than pursuant to Section 9.1(b) or (c) hereof), this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any of TWG, TWG Shareholder or Parent or the respective officers or directors of Parent or TWG; provided that Sections 9.2, 9.3 and 10.4 shall survive such termination.

               (b)  In the event of a termination of this Agreement pursuant to
     Section 9.1(b) or (c) hereof, then Parent, in the case of a termination under Section 9.1(c) hereof, or TWG and the TWG Shareholder, in the case of a termination under Section 9.1(b) hereof, shall be entitled to claim as its sole liquidated damages the sum of $100,000, together with any interest accrued thereon, as such party's sole remedy at law or in equity. The parties further agree that the liquidated damages provided in this Section 9.2(b) are intended to apply to limit the claims that any party may have against the other in the circumstances described herein.

               (c) The parties acknowledge and agree that the liquidated damages provided in Section 9.2(b) hereof bear a reasonable relationship to the anticipated harm that will be caused by a breach of this Agreement. The parties further acknowledge and agree that the amount of actual loss caused by a breach of this Agreement is incapable and difficult of precise estimation and that the parties would not have a convenient and adequate alternative to liquidated damages hereunder.

          9.3 FEES AND EXPENSES. All reasonable fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

          9.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto; provided that after the Effective Time, any such amendment must be signed by the former holders of a majority of the TWG Stock.

          9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein; provided, however, that any agreement
                                       --------  -------
     granting any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.


                                   ARTICLE X

                              GENERAL PROVISIONS


          10.1 SURVIVAL; RECOURSE. None of the agreements contained in this Agreement shall survive the Merger, except that (i) the agreements contained in Article III hereof, the obligations to indemnify contained in
     Article VIII hereof and the agreements of the Surviving Corporation referred to in Sections 10.10 and 10.11 hereof, shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles IV and V of this Agreement shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of TWG or Parent, and shall bind the legal representatives, assigns and successors of TWG, the TWG Shareholder, Parent, for a period of two years after the Closing Date (other than the representations and warranties contained in Sections 4.19 and 4.24 hereof, which shall survive for a period of three years after the Closing Date, and the representations and warranties contained in Section 4.20 hereof, which shall survive for a period of three and a half years after the Closing
     Date).

          10.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to TWG:            The Whitley Group, Inc.
                                8701 Mallard Creek Road
                                Charlotte, North Carolina 28262
                                Attention:  William C. Whitley, Chief
                                               Executive Officer


          With copies to:       Robinson, Bradshaw & Hinson, P.A.
                                Attorneys at Law
                                101 North Tryon Street, Suite 1900
                                Charlotte, North Carolina 28246-1900
                                Attention:  Robert C. Griffin
                                Telecopy:  704/378-4000

          If to the TWG         The Whitley Group, Inc.
          Shareholder:          8701 Mallard Creek Road
                                Charlotte, North Carolina 28262
                                Attention:  William C. Whitley,
                                            Chief Executive Officer

          With copies to:       Robinson, Bradshaw & Hinson, P.A.
                                Attorneys at Law
                                101 North Tryon Street, Suite 1900
                                Charlotte, North Carolina 28246-1900
                                Attention:  Robert C. Griffin
                                Telecopy:  704/378-4000


          If to Parent:         IXL Holdings, Inc.
                                1465 Northside Drive
                                Suite 110
                                Atlanta, Georgia 30318
                                Attention:  James V. Sandry
                                Telecopy:  404/350-9823


          With copies to:       Minkin & Snyder, A Professional Corporation
                                One Buckhead Plaza
                                3060 Peachtree Road, Suite 1100
                                Atlanta, Georgia  30305
                                Attention:  James S. Altenbach, Esq.
                                Telecopy:  404/233-5824

          and to:               Kelso & Company
                                320 Park Avenue
                                New York, New York  10032
                                Attention:  James J. Connors II, Esq.
                                Telecopy:  212/223-2379


          If to Sub/Surviving
          Corporation:          IXL Merger Corp. II, Inc.
                                1465 Northside Drive
                                Suite 110
                                Atlanta, Georgia 30318
                                Attention:  James V. Sandry
                                Telecopy:  404/350-9823

          With copies to:       Minkin & Snyder, A Professional Corporation
                                One Buckhead Plaza
                                3060 Peachtree Road, Suite 1100
                                Atlanta, Georgia  30305
                                Attention:  James S. Altenbach, Esq.
                                Telecopy:  404/233-5824


          and to:               Kelso & Company
                                320 Park Avenue
                                New York, New York  10032
                                Attention:  James J. Connors II, Esq.
                                Telecopy:  212/223-2379

     or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

          10.3 ENTIRE AGREEMENT. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein.

          10.4  CONFIDENTIALITY.

                (a) Parent agrees that prior to the Effective Time, Parent and its respective agents and representatives shall not use for its or their own benefit (except when required by law, rule or regulation and except for use in connection with Parent's financing of the transaction and Parent's investigation of the TWG Business and its assets in connection with this Agreement), and shall hold in strict confidence and not disclose, (i) any data or information relating to TWG, its affiliates, or the TWG Business obtained from TWG or the TWG Shareholder or any of their directors, officers, employees, agents or representatives in connection with this Agreement, or (ii) any data and information relating to the business, customers, financial statements, conditions or operations of the TWG Business which is confidential in nature and not generally known to the public (clauses (i) and (ii) together, "TWG's Information"). If the transactions contemplated in this Agreement are not consummated for any reason, Parent shall return to TWG all data, information and any other written material obtained by Parent from TWG in connection with this transaction and any copies, summaries or extracts thereof, and shall refrain from disclosing any of TWG's Information to any third party or using any of TWG's Information for its own benefit or that of any other person.

                (b) TWG and the TWG Shareholder agree that TWG and their agents and representatives shall not use for their own benefit (except when required by law, rule or regulation and except for use in connection with its investigations and review of Parent in connection with this Agreement), and shall hold in strict confidence and not disclose, (i) any data or information, relating to Parent or its affiliates obtained from Parent, or from any of its directors, officers, employees, agents or representatives, in connection with this Agreement, or (ii) any data and information relating to the business, customers, financial statements, conditions or operations of Parent which is confidential in nature and not generally known to the public (clauses (i) and (ii) together "Parent's Information"). If the transactions contemplated in this Agreement are not consummated for any reason, TWG shall return to Parent all data, information and any other written material obtained by Seller from Buyer in connection with this transaction and any copies, summaries or extracts, thereof and shall refrain from disclosing any of Parent's Information to any third party or using any of Parent's Information for its own benefit or that of any other person.

          10.5 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the rights, interests, and obligations of Sub hereunder may be assigned to any wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided herein.

          10.6 GOVERNING LAW. This Agreement, except to the extent that the NBCA or the DGCL is mandatorily applicable to the Merger or the rights of the shareholders of TWG or the other parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

          10.7 HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

          10.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          10.10 POST-CLOSING ACCESS. For a period of at least three years after the Closing Date, TWG Shareholder and their agents and representatives shall have reasonable access to the books and records of TWG.

          10.11 POST-CLOSING NOTICE. To the extent the Surviving Corporation receives written notice of any event or circumstance that materially affects the TWG Shareholder, the Surviving Corporation shall promptly notify the affected TWG Shareholder of such matter, information, or event and shall provide them with copies of all relevant documentation or correspondence in connection thereto.

          10.12 CERTAIN DEFINITIONS. As used in this Merger Agreement (a) the term "Subsidiary" or "Subsidiaries" means, with respect to Parent or any other Person, any corporation, partnership, joint venture or other legal entity of which Parent or such other Person, as the case may be (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity (including, without limitation, Sub); provided, however, that
                                                        --------  -------
     with respect to the Parent, the terms "Subsidiary" and "Subsidiaries" shall not include (i) University Netcasting, Inc., (ii) Virtual Resources, Inc., or (iii) IXL Merger Corp. III, Inc.; and (b) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's knowledge following reasonable inquiry as to the matter in question; provided, that knowledge of TWG shall refer solely to the knowledge of Whitley and Wells.

                     - SIGNATURES ON THE FOLLOWING PAGE -

          IN WITNESS WHEREOF, Parent, Sub and TWG have caused this Agreement to be signed by their respective officers thereunder duly authorized, and TWG Shareholder has signed this Agreement, all as of the date first written above.


                    "TWG"


                    THE WHITLEY GROUP, INC., a North Carolina corporation



               By:  /s/ William C. Whitley
                   -----------------------------------------------------------
               Title:   CEO
                     ---------------------------------------------------------

                     [Corporate Seal]




                    "PARENT"


                    IXL HOLDINGS, INC., a Delaware corporation



               By: /s/ James V. Sandry
                  ------------------------------------------------------------
               Title:  Executive Vice President
                     ---------------------------------------------------------



                    "SUB"


                    IXL MERGER CORP. II, INC., a Delaware corporation



               By: /s/ James V. Sandry
                  ------------------------------------------------------------

               Title:  Vice President
                     ---------------------------------------------------------

                     [Corporate Seal]



                    "TWG SHAREHOLDER"






                    /s/ William C. Whitley
                    ----------------------------------------------------------
                    WILLIAM C. WHITLEY

                                   EXHIBITS
                                   --------


Parent's Closing Certificate.......................................  Exhibit A-1

Sub's Closing Certificate..........................................  Exhibit A-2

Parent's Opinion of Counsel........................................  Exhibit B

Stockholders' Agreement............................................  Exhibit C

Employment Agreement...............................................  Exhibit D

Option Agreement...................................................  Exhibit E

TWG's Closing Certificate..........................................  Exhibit F

TWG's Opinion of Counsel...........................................  Exhibit G

                                 SCHEDULE 2.1
                                 ------------

             CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION


                                 SCHEDULE 4.1
                                 ------------

                  ARTICLES OF INCORPORATION AND BYLAWS OF TWG


                                 SCHEDULE 4.3
                                 ------------

      OUTSTANDING OBLIGATIONS OF TWG TO ISSUE OPTIONS, WARRANTS OR OTHER
                               TWG STOCK RIGHTS


                                 SCHEDULE 4.5
                                 ------------

                CONFLICTS, REQUIRED FILINGS AND CONSENTS OF TWG


                                 SCHEDULE 4.6
                                 ------------

                          FINANCIAL STATEMENTS OF TWG


                                 SCHEDULE 4.7
                                 ------------

                    EXCEPTIONS TO ABSENCE OF CHANGES OF TWG


                                 SCHEDULE 4.8
                                 ------------

                        UNDISCLOSED LIABILITIES OF TWG

                                 SCHEDULE 4.9
                                 ------------

                   EXCEPTIONS TO TITLE TO PROPERTIES OF TWG


                                 SCHEDULE 4.10
                                 -------------

                               EQUIPMENT OF TWG


                               SCHEDULE 4.11(A)
                               ----------------

                         INTELLECTUAL PROPERTY OF TWG


                               SCHEDULE 4.11(B)
                               ----------------

                                 TWG SOFTWARE


                                 SCHEDULE 4.12
                                 -------------

                        EXCEPTIONS TO TWG REAL PROPERTY


                                 SCHEDULE 4.13
                                 -------------

                                 LEASES OF TWG


                                 SCHEDULE 4.14
                                 -------------

                               CONTRACTS OF TWG

                                 SCHEDULE 4.15
                                 -------------

                     LIST OF DIRECTORS AND OFFICERS OF TWG


                                 SCHEDULE 4.16
                                 -------------

                          PAYROLL INFORMATION OF TWG


                                 SCHEDULE 4.17
                                 -------------

                               LITIGATION OF TWG


                                 SCHEDULE 4.18
                                 -------------

                 EMPLOYEE BENEFIT PLANS/LABOR RELATIONS OF TWG


                                 SCHEDULE 4.19
                                 -------------

                              ERISA ISSUES OF TWG


                                 SCHEDULE 4.21
                                 -------------

                                  TWG PERMITS


                                 SCHEDULE 4.23
                                 -------------

                                BROKERS OF TWG

                                 SCHEDULE 4.25
                                 -------------

               INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS


                                 SCHEDULE 4.26
                                 -------------


   AGING REPORT FOR TWG ACCOUNTS RECEIVABLE PREPARED AS OF FEBRUARY 28, 1997


                                 SCHEDULE 4.27
                                 -------------

    AGING REPORT FOR TWG ACCOUNTS PAYABLE PREPARED AS OF FEBRUARY 28, 1997


                                 SCHEDULE 4.28
                                 -------------

                               INSURANCE OF TWG


                                 SCHEDULE 5.1
                                 ------------

           CERTIFICATE OF INCORPORATION AND BYLAWS OF PARENT AND SUB


                                 SCHEDULE 5.3
                                 ------------

          CONFLICTS, REQUIRED FILINGS AND CONSENTS OF PARENT AND SUB


                                 SCHEDULE 5.4
                                 ------------

                               PARENT LITIGATION

                                 SCHEDULE 5.5
                                 ------------

                                PARENT BROKERS


                                SCHEDULE 5.6(A)
                                ---------------

                        PARENT STOCK RIGHTS OUTSTANDING


                                SCHEDULE 5.6(B)
                                ---------------

          PARENT STOCKHOLDERS AS OF THE DATE OF THE MERGER AGREEMENT


                                SCHEDULE 5.6(C)
                                ---------------

                 PARENT STOCKHOLDERS AS OF THE EFFECTIVE DATE


                                 SCHEDULE 5.7
                                 ------------

                            SUBSIDIARIES OF PARENT


                                 SCHEDULE 5.9
                                 ------------

                  EXCEPTIONS TO ABSENCE OF CHANGES OF PARENT


                                 SCHEDULE 5.10
                                 -------------

                       UNDISCLOSED LIABILITIES OF PARENT

                                 SCHEDULE 5.11
                                 -------------

                  EXCEPTIONS TO TITLE TO PROPERTIES OF PARENT


                                 SCHEDULE 5.12
                                 -------------

                               PARENT EQUIPMENT


                               SCHEDULE 5.13(A)
                               ----------------

                        INTELLECTUAL PROPERTY OF PARENT


                               SCHEDULE 5.13(B)
                               ----------------

                                PARENT SOFTWARE


                                 SCHEDULE 5.14
                                 -------------

            TITLE POLICIES TO AND LIENS ON REAL PROPERTY OF PARENT


                                 SCHEDULE 5.15
                                 -------------

                                LEASES OF PARENT


                                 SCHEDULE 5.16
                                 -------------

                              CONTRACTS OF PARENT

                                 SCHEDULE 5.17
                                 -------------

                       DIRECTORS AND OFFICERS OF PARENT


                                 SCHEDULE 5.18
                                 -------------

                      PAYROLL OF PARENT AND SUBSIDIARIES


                                 SCHEDULE 5.19
                                 -------------

                    EMPLOYEE BENEFIT PLANS/LABOR RELATIONS


                                 SCHEDULE 5.20
                                 -------------

                                ERISA OF PARENT


                                 SCHEDULE 5.22
                                 -------------

                                PARENT PERMITS


                                 SCHEDULE 5.25
                                 -------------

               INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS


                                 SCHEDULE 5.26
                                 -------------

                          PARENT ACCOUNTS RECEIVABLE

                                 SCHEDULE 5.27
                                 -------------

                            PARENT ACCOUNTS PAYABLE


                                 SCHEDULE 5.28
                                 -------------

                           PARENT INSURANCE POLICIES


                                 SCHEDULE 6.5
                                 ------------

                    PARENT BONUSES PAYABLE TO TWG EMPLOYEES


                                SCHEDULE 7.1(E)
                                ---------------

                                PARENT CONSENTS


                                SCHEDULE 7.2(E)
                                ---------------

                                CONSENTS OF TWG